Exhibit 99.1

News Release

Contact:
William L. Prater	Will Fisackerly
Senior Executive Vice President and Chief Financial Officer	Senior Vice President and Director of Corporate Finance
662/680-2536	662/680-2475

BancorpSouth Announces First Quarter 2016 Financial Results

TUPELO, MS, April 20, 2016/PRNewswire — BancorpSouth, Inc. (NYSE: BXS) today announced financial results for the quarter ended March 31, 2016.

Highlights for the first quarter of 2016 included:

•	Net income of $22.5 million or $0.24 per diluted share.

•	Generated net loan growth of $71.9 million, or 2.8 percent on an annualized basis, and deposit growth of $155.5 million, or 5.5 percent on an annualized basis.

•	Incurred a total pre-tax charge of $13.8 million to reflect a probable and estimable liability associated with ongoing regulatory matters as well as related legal and consulting expense.

•	Earnings were adversely impacted by a negative mortgage servicing rights (“MSR”) valuation adjustment of $8.0 million.

•	Net operating income - excluding MSR of $36.9 million or $0.39 per diluted share.

•	Continued stable credit quality; recorded provision for credit losses of $1.0 million for the quarter.

•	Net interest margin remained stable at 3.56 percent.

•	Continued focus on controlling expenses as total noninterest expense declined compared to both the first and fourth quarters of 2015, excluding disclosed non-operating items.

The Company reported net income of $22.5 million, or $0.24 per diluted share, for the first quarter of 2016 compared with net income of $32.3 million, or $0.33 per diluted share, for the first quarter of 2015 and net income of $21.2 million, or $0.22 per diluted share, for the fourth quarter of 2015.

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BancorpSouth, Inc.

Box 789 ● Tupelo, MS 38802-0789 ● (662) 680-2000

BXS Announces First Quarter Results

April 20, 2016

The Company reported net operating income of $32.0 million, or $0.34 per diluted share, for the first quarter of 2016 compared to $32.3 million, or $0.33 per diluted share, for the first quarter of 2015 and $31.4 million, or $0.33 per diluted share, for the fourth quarter of 2015.

“We continue to have productive discussions with the Consumer Financial Protection Bureau and the U.S. Department of Justice regarding a settlement of their joint investigation of our fair lending practices,” remarked Dan Rollins, BancorpSouth Chairman and Chief Executive Officer. “While we continue to believe that our fair lending policies and practices are in compliance with all applicable laws and regulations, we are encouraged with the continued progress being made to resolve this matter. Thus, even though we are unable to predict the final timing of any settlement or the impact on our pending mergers, our financial results for the first quarter reflect an estimate for a liability associated with a potential settlement. We note, however, that should a settlement be reached, the final liability could differ materially from the current estimate.

“We also had a negative MSR valuation adjustment of $8.0 million that had an adverse impact on what was otherwise a very solid first quarter. Otherwise, our performance metrics continue to trend in a positive direction. We continue to maintain a very stable net interest margin while growing both sides of the balance sheet. We recorded a provision for credit losses of $1.0 million for the quarter, marking our first recorded provision since the third quarter of 2013. Our mortgage team had a nice quarter as well, reporting $10.6 million in production and servicing revenue and total production of $315.4 million. Finally, our efforts to challenge expenses continue to be reflected in our financial results. Outside of non-operating items that have been disclosed, our expense base has been stable over the past several quarters.”

Net Interest Revenue

Net interest revenue was $111.2 million for the first quarter of 2016, an increase of 4.8 percent from $106.1 million for the first quarter of 2015 and flat compared to $111.2 million for the fourth quarter of 2015. The fully taxable equivalent net interest margin was 3.56 percent for the first quarter of 2016 compared to 3.56 percent for the first quarter of 2015 and 3.58 percent for the fourth quarter of 2015. Yields on loans and leases were 4.21 percent for the first quarter of 2016 compared with 4.31 percent for the first quarter of 2015 and 4.15 percent for the fourth quarter of 2015, while yields on total interest earning assets were 3.78 percent for the first quarter of 2016 compared with 3.80 percent for the first quarter of 2015 and 3.79 percent for the fourth quarter of 2015. The average cost of deposits was 0.21 percent for the first quarter of 2016 compared to 0.24 percent for the first quarter of 2015 and 0.21 percent for the fourth quarter of 2015.

Asset, Deposit and Loan Activity

Total assets were $13.9 billion at March 31, 2016 compared with $13.6 billion at March 31, 2015. Loans and leases, net of unearned income, were $10.4 billion at March 31, 2016 compared with $9.7 billion at March 31, 2015.

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BXS Announces First Quarter Results

April 20, 2016

Total deposits were $11.5 billion at March 31, 2016 compared with $11.3 billion at March 31, 2015. A decrease in time deposits of $119.3 million, or 6.1 percent, at March 31, 2016 compared to March 31, 2015 was more than offset by growth in other lower cost deposits. Noninterest bearing demand deposits increased $188.4 million, or 6.5 percent, over the same period. Additionally, savings deposits increased $111.1 million, or 8.0 percent, while interest bearing demand deposits increased $53.9 million, or 1.1 percent, over the same period.

Provision for Credit Losses and Allowance for Credit Losses

Earnings for the quarter reflect a provision for credit losses of $1.0 million, compared to a negative provision of $5.0 million for the first quarter of 2015 and no recorded provision for the fourth quarter of 2015. Total non-performing assets (“NPAs”) were $106.9 million, or 1.02 percent of net loans and leases, at March 31, 2016 compared with $89.4 million, or 0.92 percent of net loans and leases, at March 31, 2015, and $109.7 million, or 1.06 percent of net loans and leases, at December 31, 2015.

Net charge-offs for the first quarter of 2016 were $1.0 million, compared with net charge-offs of $0.8 million for the first quarter of 2015 and net charge-offs of $6.6 million for the fourth quarter of 2015. Gross charge-offs were $3.2 million for the first quarter of 2016, compared with $4.8 million for the first quarter of 2015 and $9.5 million for the fourth quarter of 2015. Gross recoveries of previously charged-off loans were $2.3 million for the first quarter of 2016, compared with $4.0 million for the first quarter of 2015 and $3.0 million for the fourth quarter of 2015. Annualized net charge-offs were 0.04 percent of average loans and leases for the first quarter of 2016, compared with annualized net charge-offs of 0.03 percent for the first quarter of 2015 and annualized net charge-offs of 0.25 percent for the fourth quarter of 2015.

Non-performing loans (“NPLs”) were $94.2 million, or 0.90 percent of net loans and leases, at March 31, 2016, compared with $61.5 million, or 0.63 percent of net loans and leases, at March 31, 2015, and $95.0 million, or 0.92 percent of net loans and leases, at December 31, 2015. The allowance for credit losses was $126.5 million, or 1.21 percent of net loans and leases, at March 31, 2016 compared with $136.7 million, or 1.40 percent of net loans and leases, at March 31, 2015 and $126.5 million, or 1.22 percent of net loans and leases, at December 31, 2015.

NPLs at March 31, 2016 consisted primarily of $81.9 million of nonaccrual loans, compared with $83.0 million of nonaccrual loans at December 31, 2015. NPLs at March 31, 2016 also included $4.6 million of loans 90 days or more past due and still accruing, compared with $2.0 million of such loans at December 31, 2015, and included restructured loans still accruing of $7.8 million at March 31, 2016, compared with $9.9 million of such loans at December 31, 2015. Early stage past due loans, representing loans 30-89 days past due, totaled $23.6 million at March 31, 2016 compared to $24.6 million at December 31, 2015. Other real estate owned decreased $2.1 million to $12.7 million during the first quarter of 2016 from $14.8 million at December 31, 2015.

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BXS Announces First Quarter Results

April 20, 2016

Noninterest Revenue

Noninterest revenue was $65.5 million for the first quarter of 2016, compared with $73.3 million for the first quarter of 2015 and $67.4 million for the fourth quarter of 2015. These results included a negative MSR valuation adjustment of $8.0 million for the first quarter of 2016 compared with a negative MSR valuation adjustment of $3.0 million for the first quarter of 2015 and a positive MSR valuation adjustment of $2.9 million for the fourth quarter of 2015. Valuation adjustments in the MSR asset are driven primarily by fluctuations in interest rates period over period.

Excluding the MSR valuation adjustments, net mortgage lending revenue was $10.6 million for the first quarter of 2016, compared with $11.6 million for the first quarter of 2015 and $7.7 million for the fourth quarter of 2015. Mortgage origination volume for the first quarter of 2016 was $315.4 million, compared with $311.1 million for the first quarter of 2015 and $310.0 million for the fourth quarter of 2015.

Credit and debit card fee revenue was $9.0 million for the first quarter of 2016, compared with $8.5 million for the first quarter of 2015 and $9.4 million for the fourth quarter of 2015. Deposit service charge revenue was $11.0 million for the first quarter of 2016, compared with $11.3 million for the first quarter of 2015 and $11.8 million for the fourth quarter of 2015. Insurance commission revenue was $33.2 million for the first quarter of 2016, compared with $33.5 million for the first quarter of 2015 and $25.3 million for the fourth quarter of 2015. Wealth management revenue was $5.1 million for the first quarter of 2016, compared with $6.2 million for the first quarter of 2015 and $5.4 million for the fourth quarter of 2015.

Noninterest Expense

Noninterest expense for the first quarter of 2016 was $142.3 million, compared with $136.9 million for the first quarter of 2015 and $148.4 million for the fourth quarter of 2015. Salaries and employee benefits expense was $82.5 million for the first quarter of 2016 compared to $81.2 million for the first quarter of 2015 and $80.2 million for the fourth quarter of 2015. Occupancy expense was $10.3 million for the first quarter of 2016 compared with $10.2 million for the first quarter of 2015 and $10.4 million for the fourth quarter of 2015. Other noninterest expense was $33.2 million for the first quarter of 2016 compared to $39.3 million for the first quarter of 2015 and $51.5 million for the fourth quarter of 2015. Total noninterest expense for the first quarter of 2016 included a total charge of $13.8 million to reflect a probable and estimable liability associated with ongoing regulatory matters, $10.3 million of which is reflected as regulatory settlement expense and $3.5 million of which is included in other noninterest expense. Other noninterest expense for the fourth quarter of 2015 included the $16.5 million legal charge related to the settlement of the class action lawsuit related to overdraft fees.

Capital Management

The Company’s equity capitalization is comprised entirely of common stock. BancorpSouth’s ratio of shareholders’ equity to assets was 12.06 percent at March 31, 2016, compared with 12.07 percent at March 31, 2015 and 12.00 percent at December 31, 2015. The ratio of tangible shareholders’ equity to tangible assets was 10.05 percent at March 31, 2016, compared with 9.99 percent at March 31, 2015 and 9.96 percent at December 31, 2015.

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BXS Announces First Quarter Results

April 20, 2016

Estimated regulatory capital ratios at March 31, 2016 were calculated in accordance with the Basel III capital framework. BancorpSouth is a “well capitalized” financial holding company, as defined by federal regulations, with Tier 1 risk-based capital of 12.34 percent at March 31, 2016 and total risk based capital of 13.43 percent, compared with required minimum levels of 8 percent and 10 percent, respectively, for “well capitalized” classification.

Transactions

On January 8, 2014, the Company announced the signing of a definitive merger agreement with Ouachita Bancshares Corp., parent company of Ouachita Independent Bank (collectively referred to as “OIB”), headquartered in Monroe, Louisiana, pursuant to which Ouachita Bancshares Corp. will be merged with and into the Company. OIB operates 11 full-service banking offices along the I-20 corridor and has a loan production office in Madison, Mississippi. As of March 31, 2016, OIB, on a consolidated basis, reported total assets of $672.3 million, total loans of $456.8 million and total deposits of $575.7 million. Under the terms of the definitive agreement, the Company will issue approximately 3,675,000 shares of the Company’s common stock plus $22.875 million in cash for all outstanding shares of Ouachita Bancshares Corp.’s capital stock, subject to certain conditions and potential adjustments. The merger has been unanimously approved by the Board of Directors of each company and was approved by OIB shareholders on April 8, 2014. On February 25, 2015, the Company re-filed the merger application for the merger with Ouachita Bancshares Corp. with the appropriate regulatory agencies. On June 30, 2015, the Company announced the merger agreement was extended through December 31, 2015 to allow for additional time to obtain the necessary regulatory approvals and to satisfy all closing conditions. Although the merger agreement has not been extended beyond December 31, 2015, the amended agreement remains in effect until terminated by the Board of Directors of the Company or OIB. The terms of the amended agreement provide for a minimum total deal value of $111.1 million but also allow Ouachita Bancshares Corp. to terminate the agreement if the average closing price of the Company’s common stock declines below a certain threshold prior to closing. The transaction is expected to close shortly after receiving all required regulatory approvals, although the Company can provide no assurance that the merger will close timely or at all.

On January 21, 2014, the Company announced the signing of a definitive merger agreement with Central Community Corporation, headquartered in Temple, Texas, pursuant to which Central Community Corporation will be merged with and into the Company. Central Community Corporation is the parent company of First State Bank Central Texas (“First State Bank”), which is headquartered in Austin, Texas. First State Bank operates 31 full-service banking offices in central Texas. As of March 31, 2016, Central Community Corporation, on a consolidated basis, reported total assets of $1.5 billion, total loans of $614.6 million and total deposits of $1.2 billion. Under the terms of the definitive agreement, the Company will issue approximately 7,250,000 shares of the Company’s common stock plus $28.5 million in cash for all outstanding shares of Central Community Corporation’s capital stock, subject to certain conditions and potential adjustments. The merger has been unanimously approved by the Board of Directors of

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BXS Announces First Quarter Results

April 20, 2016

each company and was approved by Central Community Corporation shareholders on April 24, 2014. On February 25, 2015, the Company re-filed the merger application for the merger with Central Community Corporation with the appropriate regulatory agencies. On June 30, 2015, the Company announced the merger agreement was extended through December 31, 2015 to allow for additional time to obtain the necessary regulatory approvals and to satisfy all closing conditions. Although the merger agreement has not been extended beyond December 31, 2015, the amended agreement remains in effect until terminated by the Board of Directors of the Company or Central Community Corporation. The terms of the amended agreement provide for a minimum total deal value of $202.5 million but also allow Central Community Corporation to terminate the agreement if the average closing price of the Company’s common stock declines below a certain threshold prior to closing. The transaction is expected to close shortly after receiving all required regulatory approvals, although the Company can provide no assurance that the merger will close timely or at all.

For the most recent information regarding the status of the merger with Ouachita Bancshares Corp. and the status of the merger with Central Community Corporation in our periodic reports, please refer to the section titled “Recent Acquisitions and Transaction Activity” in Part I, Item 1, and Part I, Item 1A, of the Annual Report on Form 10-K that was previously filed with the SEC on February 23, 2016.

Summary

Rollins concluded, “Our financial results reflect steady improvement in our core operating performance quarter after quarter. Our bankers are growing loans and deposits, our mortgage lenders continue to grow home purchase money, and our insurance producers are working diligently to grow their customer base to help offset industry pricing headwinds. Importantly, we are achieving this growth while holding operating expenses relatively flat. As we look forward, I’m confident the simple formula of growing customers and challenging expenses will allow us to continue to improve our operating results.”

Conference Call

BancorpSouth will conduct a conference call to discuss its first quarter 2016 results on April 21, 2016, at 10:00 a.m. (Central Time). Investors may listen via the Internet by accessing BancorpSouth’s website at http://www.bancorpsouth.com. A replay of the conference call will be available at BancorpSouth’s website for at least two weeks following the call.

About BancorpSouth, Inc.

BancorpSouth, Inc. is a financial holding company headquartered in Tupelo, Mississippi, with $13.9 billion in assets. BancorpSouth Bank, a wholly-owned subsidiary of BancorpSouth, Inc., operates 239 full service branch locations as well additional mortgage, insurance, and loan production offices in Alabama, Arkansas, Florida, Louisiana, Mississippi, Missouri, Tennessee and Texas, including an insurance location in Illinois.

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BXS Announces First Quarter Results

April 20, 2016

Forward-Looking Statements

Certain statements contained in this news release may not be based upon historical facts and are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements may be identified by their reference to a future period or periods or by the use of forward-looking terminology such as “anticipate,” “believe,” “could,” “estimate,” “expect,” “foresee,” “hope,” “intend,” “may,” “might,” “plan,” “will,” or “would” or future or conditional verb tenses and variations or negatives of such terms. These forward-looking statements include, without limitation, those relating to the terms, timing and closings of the proposed mergers with Ouachita Bancshares Corp. and Central Community Corporation, the Company’s ability to operate its regulatory compliance programs consistent with federal, state and local laws, including its BSA/AML compliance program, the terms, timing and outcome of the settlement discussions in connection with the joint investigation by the Consumer Financial Protection Bureau (the “CFPB”) and the United States Department of Justice (“DOJ”) of the Company’s fair lending practices, the acceptance by customers of Ouachita Bancshares Corp. and Central Community Corporation of the Company’s products and services if the proposed mergers close, the outcome of any instituted, pending or threatened material litigation, amortization expense for intangible assets, goodwill impairments, loan impairment, utilization of appraisals and inspections for real estate loans, maturity, renewal or extension of construction, acquisition and development loans, net interest revenue, fair value determinations, the amount of the Company’s non-performing loans and leases, additions to OREO, credit quality, credit losses, liquidity, off-balance sheet commitments and arrangements, valuation of mortgage servicing rights, allowance and provision for credit losses, continued weakness in the economic environment, early identification and resolution of credit issues, utilization of non-GAAP financial measures, the ability of the Company to collect all amounts due according to the contractual terms of loan agreements, the Company’s reserve for losses from representation and warranty obligations, the Company’s foreclosure process related to mortgage loans, the resolution of non-performing loans that are collaterally dependent, real estate values, fully-indexed interest rates, interest rate risk, interest rate sensitivity, calculation of economic value of equity, impaired loan charge-offs, troubled debt restructurings, diversification of the Company’s revenue stream, liquidity needs and strategies, sources of funding, net interest margin, declaration and payment of dividends, cost saving initiatives, improvement in the Company’s efficiencies, operating expense trends, future acquisitions and consideration to be used therefor, and the impact of certain claims and ongoing, pending or threatened litigation, administrative and investigatory matters.

The Company cautions readers not to place undue reliance on the forward-looking statements contained in this news release, in that actual results could differ materially from those indicated in such forward-looking statements as a result of a variety of factors. These factors may include, but are not limited to, the Company’s ability to operate its regulatory compliance programs consistent with federal, state and local laws, including its BSA/AML compliance program, when and whether the joint investigation by the CFPB and the DOJ of the Company’s fair lending practices is resolved by settlement and, if so, on what terms, the ability of the Company, Ouachita Bancshares Corp. and Central Community Corporation to obtain regulatory approval of and close the proposed mergers, the potential impact upon the Company of the delay in the closings of these proposed mergers, the impact of any ongoing, pending or threatened litigation, administrative and investigatory matters involving the Company, conditions in the financial markets and economic conditions generally, the adequacy of the Company’s provision and allowance for credit losses to cover actual credit losses, the credit risk associated with real estate construction, acquisition and development loans, losses resulting from the significant amount of the Company’s OREO, limitations on the Company’s ability to declare and pay dividends, the availability of capital on favorable terms if and when needed, liquidity risk, governmental regulation, including the Dodd-Frank Act, and supervision of the Company’s operations, the short-term and long-term impact of changes to banking capital standards on the Company’s regulatory capital and liquidity, the impact of regulations on service charges on the Company’s core deposit accounts, the susceptibility of the Company’s business to local economic and environmental conditions, the soundness of other financial institutions, changes in interest rates, the impact of monetary policies and economic factors on the Company’s ability to attract deposits or make loans, volatility in capital and credit markets, reputational risk, the impact of the loss of any key Company personnel, the impact of hurricanes or other adverse weather events, any requirement that the Company write down goodwill or other intangible assets, diversification in the types of financial services the Company offers, the Company’s ability to adapt its products and services to evolving industry standards and consumer preferences, competition with other financial services companies, risks in connection with completed or potential acquisitions, the Company’s growth strategy, interruptions or breaches in the Company’s information system security, the failure of certain third-party vendors to perform, unfavorable ratings by rating agencies, dilution caused by the Company’s issuance of any additional shares of its common stock to raise capital or acquire other banks, bank holding companies, financial holding companies and insurance agencies, other factors generally understood to affect the assets, business, cash flows, financial condition, liquidity, prospects and/or results of operations of financial services companies and other factors detailed from time to time in the Company’s press and news releases, reports and other filings with the SEC. Forward-looking statements speak only as of the date that they were made, and, except as required by law, the Company does not undertake any obligation to update or revise forward-looking statements to reflect events or circumstances that occur after the date of this news release.

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BXS Announces First Quarter Results

April 20, 2016

BancorpSouth, Inc.

Selected Financial Information

(Dollars in thousands, except per share data)

(Unaudited)

	Quarter Ended	Quarter Ended	Quarter Ended	Quarter Ended	Quarter Ended
	3/31/2016	12/31/2015	9/30/2015	6/30/2015	3/31/2015
Earnings Summary:
Interest revenue	$117,972	$118,050	$118,201	$114,630	$113,497
Interest expense	6,813	6,820	7,131	7,321	7,424

Net interest revenue	111,159	111,230	111,070	107,309	106,073
Provision for credit losses	1,000	—	(3,000)	(5,000)	(5,000)

Net interest revenue, after provision for credit losses	110,159	111,230	114,070	112,309	111,073
Noninterest revenue	65,515	67,386	62,953	74,314	73,315
Noninterest expense	142,300	148,351	126,450	128,177	136,933

Income before income taxes	33,374	30,265	50,573	58,446	47,455
Income tax expense	10,825	9,096	16,230	18,733	15,189

Net income	$22,549	$21,169	$34,343	$39,713	$32,266

Balance Sheet - Period End Balances
Total assets	$13,926,398	$13,798,662	$13,787,424	$13,634,931	$13,630,322
Total earning assets	12,760,031	12,656,791	12,663,944	12,492,532	12,468,322
Total securities	2,016,373	2,082,329	2,161,125	2,251,153	2,194,373
Loans and leases, net of unearned income	10,444,697	10,372,778	10,219,576	10,007,571	9,726,970
Allowance for credit losses	126,506	126,458	133,009	138,312	136,660
Total deposits	11,486,697	11,331,161	11,141,946	11,134,961	11,252,654
Long-term debt	67,681	69,775	71,868	73,962	76,055
Total shareholders’ equity	1,679,793	1,655,444	1,644,820	1,680,196	1,645,208

Balance Sheet - Average Balances
Total assets	$13,851,661	$13,724,595	$13,632,581	$13,516,546	$13,457,668
Total earning assets	12,830,000	12,628,685	12,548,967	12,443,960	12,398,058
Total securities	2,037,739	2,110,195	2,207,935	2,211,931	2,190,989
Loans and leases, net of unearned income	10,372,925	10,321,299	10,110,995	9,868,318	9,670,987
Total deposits	11,431,480	11,182,750	11,140,542	11,148,246	11,126,210
Long-term debt	67,750	69,775	71,868	73,962	76,078
Total shareholders’ equity	1,668,465	1,650,924	1,680,123	1,659,991	1,624,496

Nonperforming Assets:
Non-accrual loans and leases	$81,926	$83,028	$70,237	$67,766	$54,418
Loans and leases 90+ days past due, still accruing	4,567	2,013	1,436	1,568	1,615
Restructured loans and leases, still accruing	7,753	9,876	18,578	10,109	5,433

Non-performing loans (NPLs)	94,246	94,917	90,251	79,443	61,466

Other real estate owned	12,685	14,759	23,696	24,299	27,889

Non-performing assets (NPAs)	$106,931	$109,676	$113,947	$103,742	$89,355

Financial Ratios and Other Data:
Return on average assets	0.65%	0.61%	1.00%	1.18%	0.97%
Return on average shareholders’ equity	5.44%	5.09%	8.11%	9.60%	8.06%
Noninterest income to average assets	1.90%	1.95%	1.83%	2.21%	2.21%
Noninterest expense to average assets	4.13%	4.29%	3.68%	3.80%	4.13%
Net interest margin-fully taxable equivalent	3.56%	3.58%	3.59%	3.54%	3.56%
Net interest rate spread	3.47%	3.48%	3.49%	3.44%	3.46%
Loan/deposit ratio	90.93%	91.54%	91.72%	89.88%	86.44%
Price to earnings mult (avg)	17.33	18.17	16.98	18.80	18.43
Market value to book value	119.81%	136.46%	135.80%	148.34%	136.26%
Market value to book value (avg)	116.78%	142.53%	140.68%	142.10%	127.91%
Market value to tangible book value	147.04%	168.15%	167.71%	182.42%	168.52%
Market value to tangible book value (avg)	143.33%	175.64%	173.74%	174.75%	158.20%
Headcount FTE	3,966	3,970	3,903	3,935	3,924

Non-GAAP Financial Ratios:
Operating return on average assets-excluding MSR	1.07%	0.86%	1.09%	1.10%	1.03%
Operating return on average shareholders’ equity-excluding MSR	8.89%	7.12%	8.88%	8.94%	8.52%
Return on tangible equity	6.63%	6.25%	10.23%	11.66%	9.84%
Operating return on tangible equity-excluding MSR	10.84%	8.75%	11.21%	10.87%	10.41%
Efficiency ratio (tax equivalent)	79.39%	81.86%	71.56%	69.52%	75.17%
Operating efficiency ratio-excluding MSR (tax equivalent)	68.66%	73.89%	69.45%	71.16%	73.93%

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BXS Announces First Quarter Results

April 20, 2016

BancorpSouth, Inc.

Selected Financial Information

(Dollars in thousands, except per share data)

(Unaudited)

	Quarter Ended	Quarter Ended	Quarter Ended	Quarter Ended	Quarter Ended
	3/31/2016	12/31/2015	9/30/2015	6/30/2015	3/31/2015
Credit Quality Ratios:
Net (recoveries) charge-offs to average loans and leases (annualized)	0.04%	0.25%	0.09%	(0.27%)	0.03%
Provision for credit losses to average loans and leases (annualized)	0.04%	0.00%	(0.12%)	(0.20%)	(0.21%)
Allowance for credit losses to net loans and leases	1.21%	1.22%	1.30%	1.38%	1.40%
Allowance for credit losses to non-performing loans and leases	134.23%	133.23%	147.38%	174.10%	222.33%
Allowance for credit losses to non-performing assets	118.31%	115.30%	116.73%	133.32%	152.94%
Non-performing loans and leases to net loans and leases	0.90%	0.92%	0.88%	0.79%	0.63%
Non-performing assets to net loans and leases	1.02%	1.06%	1.11%	1.04%	0.92%

Equity Ratios:
Total shareholders’ equity to total assets	12.06%	12.00%	11.93%	12.32%	12.07%
Tangible shareholders’ equity to tangible assets	10.05%	9.96%	9.88%	10.26%	9.99%

Capital Adequacy:
Common Equity Tier 1 capital	12.14%	12.07%	12.08%	12.60%	12.60%
Tier 1 capital	12.34%	12.27%	12.29%	12.81%	12.81%
Total capital	13.43%	13.37%	13.45%	14.04%	14.07%
Tier 1 leverage capital	10.61%	10.61%	10.56%	10.96%	10.71%
Estimated for current quarter

Common Share Data:
Basic earnings per share	$0.24	$0.22	$0.36	$0.41	$0.33
Diluted earnings per share	0.24	0.22	0.36	0.41	0.33
Cash dividends per share	0.10	0.10	0.10	0.08	0.08
Book value per share	17.79	17.58	17.50	17.37	17.04
Tangible book value per share	14.49	14.27	14.17	14.12	13.78
Market value per share (last)	21.31	23.99	23.77	25.76	23.22
Market value per share (high)	23.64	27.23	26.54	26.68	23.68
Market value per share (low)	18.69	22.44	22.09	22.83	19.64
Market value per share (avg)	20.77	25.06	24.62	24.68	21.80
Dividend payout ratio	41.85%	44.46%	28.01%	18.25%	22.40%
Total shares outstanding	94,438,626	94,162,728	93,969,994	96,755,530	96,544,502
Average shares outstanding - basic	94,369,211	94,111,408	96,202,871	96,625,794	96,359,885
Average shares outstanding - diluted	94,593,540	94,384,443	96,467,728	96,957,441	96,653,401

Yield/Rate:
(Taxable equivalent basis)
Loans, loans held for sale, and leases net of unearned income	4.21%	4.15%	4.22%	4.23%	4.31%
Available-for-sale securities:
Taxable	1.40%	1.48%	1.40%	1.40%	1.54%
Tax-exempt	5.36%	5.32%	5.32%	5.44%	5.40%
Short-term investments	0.33%	0.22%	0.20%	0.24%	0.22%
Total interest earning assets and revenue	3.78%	3.79%	3.82%	3.78%	3.80%
Deposits	0.21%	0.21%	0.22%	0.23%	0.24%
Demand - interest bearing	0.17%	0.18%	0.18%	0.19%	0.18%
Savings	0.12%	0.12%	0.12%	0.12%	0.12%
Other time	0.73%	0.71%	0.76%	0.79%	0.82%
Short-term borrowings	0.14%	0.12%	0.12%	0.11%	0.12%
Total int bearing dep & s/t borrowings	0.28%	0.28%	0.30%	0.31%	0.31%
Junior subordinated debt	3.18%	2.93%	2.87%	2.86%	2.84%
Long-term debt	3.08%	2.95%	2.91%	2.90%	2.88%
Total interest bearing liabilities and expense	0.31%	0.31%	0.32%	0.34%	0.34%
Interest bearing liabilities to interest earning assets	69.75%	69.23%	69.68%	70.36%	71.13%
Net interest tax equivalent adjustment	$2,558	$2,601	$2,558	$2,628	$2,653

- MORE -

BXS Announces First Quarter Results

April 20, 2016

BancorpSouth, Inc.

Consolidated Balance Sheets

(Unaudited)

	Mar-16	Dec-15	Sep-15	Jun-15	Mar-15
	(Dollars in thousands)
Assets
Cash and due from banks	$197,538	$154,192	$159,923	$183,541	$199,337
Interest bearing deposits with other banks	148,915	43,777	113,068	34,438	360,469
Available-for-sale securities, at fair value	2,016,373	2,082,329	2,161,125	2,251,153	2,194,373
Loans and leases	10,475,528	10,404,326	10,254,013	10,041,455	9,761,555
Less: Unearned income	30,831	31,548	34,437	33,884	34,585
Allowance for credit losses	126,506	126,458	133,009	138,312	136,660

Net loans and leases	10,318,191	10,246,320	10,086,567	9,869,259	9,590,310
Loans held for sale	150,046	157,907	170,175	199,370	186,510
Premises and equipment, net	306,765	308,125	304,317	303,837	305,335
Accrued interest receivable	41,401	40,901	41,599	41,065	42,933
Goodwill	291,498	291,498	291,498	291,498	291,498
Other identifiable intangibles	19,664	20,545	21,466	22,415	23,476
Bank owned life insurance	253,427	251,534	249,825	247,983	246,148
Other real estate owned	12,685	14,759	23,696	24,299	27,889
Other assets	169,895	186,775	164,165	166,073	162,044

Total Assets	$13,926,398	$13,798,662	$13,787,424	$13,634,931	$13,630,322

Liabilities
Deposits:
Demand: Noninterest bearing	$3,103,321	$3,031,528	$3,053,439	$2,911,972	$2,914,949
Interest bearing	5,033,565	5,003,806	4,794,656	4,881,469	4,979,710
Savings	1,506,942	1,442,336	1,409,856	1,407,616	1,395,857
Other time	1,842,869	1,853,491	1,883,995	1,933,904	1,962,138

Total deposits	11,486,697	11,331,161	11,141,946	11,134,961	11,252,654
Federal funds purchased and securities sold under agreement to repurchase	431,089	405,937	425,203	375,980	384,829
Short-term Federal Home Loan Bank borrowings and other short-term borrowing	—	62,000	224,500	92,500	1,500
Accrued interest payable	3,305	3,071	3,353	3,494	3,371
Junior subordinated debt securities	23,198	23,198	23,198	23,198	23,198
Long-term debt	67,681	69,775	71,868	73,962	76,055
Other liabilities	234,635	248,076	252,536	250,640	243,507

Total Liabilities	12,246,605	12,143,218	12,142,604	11,954,735	11,985,114
Shareholders’ Equity
Common stock	236,097	235,407	234,925	241,889	241,361
Capital surplus	283,800	282,934	278,998	337,272	331,016
Accumulated other comprehensive loss	(32,144)	(41,825)	(36,355)	(41,288)	(37,033)
Retained earnings	1,192,040	1,178,928	1,167,252	1,142,323	1,109,864

Total Shareholders’ Equity	1,679,793	1,655,444	1,644,820	1,680,196	1,645,208

Total Liabilities & Shareholders’ Equity	$13,926,398	$13,798,662	$13,787,424	$13,634,931	$13,630,322

- MORE -

BXS Announces First Quarter Results

April 20, 2016

BancorpSouth, Inc.

Consolidated Average Balance Sheets

(Unaudited)

	Mar-16	Dec-15	Sep-15	Jun-15	Mar-15
	(Dollars in thousands)
Assets
Cash and due from banks	$71,528	$159,696	$159,569	$152,792	$132,734
Interest bearing deposits with other banks	316,108	69,552	72,438	212,634	426,792
Available-for-sale securities, at fair value	2,037,739	2,110,195	2,207,935	2,211,931	2,190,989
Loans and leases	10,405,063	10,353,913	10,144,874	9,903,034	9,706,941
Less: Unearned income	32,138	32,614	33,879	34,716	35,954
Allowance for credit losses	126,567	132,375	137,547	140,483	141,299

Net loans and leases	10,246,358	10,188,924	9,973,448	9,727,835	9,529,688
Loans held for sale	103,227	127,638	157,598	151,077	109,291
Premises and equipment, net	308,065	306,881	304,948	305,335	305,277
Accrued interest receivable	38,306	38,142	38,847	38,268	39,279
Goodwill	291,498	291,498	291,498	291,498	291,498
Other identifiable intangibles	19,987	20,880	21,812	22,780	23,834
Bank owned life insurance	252,422	250,577	248,798	246,872	246,538
Other real estate owned	14,523	21,049	24,008	27,190	32,062
Other assets	151,900	139,563	131,682	128,334	129,686

Total Assets	$13,851,661	$13,724,595	$13,632,581	$13,516,546	$13,457,668

Liabilities
Deposits:
Demand: Noninterest bearing	$3,014,896	$3,106,947	$2,992,903	$2,895,451	$2,807,816
Interest bearing	5,102,648	4,782,234	4,822,567	4,899,467	4,985,577
Savings	1,468,262	1,421,361	1,413,187	1,404,336	1,358,565
Other time	1,845,674	1,872,208	1,911,885	1,948,992	1,974,252

Total deposits	11,431,480	11,182,750	11,140,542	11,148,246	11,126,210
Federal funds purchased and securities sold under agreement to repurchase	431,260	466,865	439,503	399,447	398,237
Short-term Federal Home Loan Bank borrowings and other short-term borrowing	10,484	107,408	62,136	6,555	3,056
Accrued interest payable	3,248	3,340	3,600	3,457	3,338
Junior subordinated debt securities	23,198	23,198	23,198	23,198	23,198
Long-term debt	67,750	69,775	71,868	73,962	76,078
Other liabilities	215,776	220,335	211,611	201,690	203,055

Total Liabilities	12,183,196	12,073,671	11,952,458	11,856,555	11,833,172
Shareholders’ Equity
Common stock	235,946	235,227	240,473	241,540	240,992
Capital surplus	282,796	282,076	325,118	332,993	326,476
Accumulated other comprehensive loss	(36,184)	(38,618)	(40,476)	(38,534)	(39,529)
Retained earnings	1,185,907	1,172,239	1,155,008	1,123,992	1,096,557

Total Shareholders’ Equity	1,668,465	1,650,924	1,680,123	1,659,991	1,624,496

Total Liabilities & Shareholders’ Equity	$13,851,661	$13,724,595	$13,632,581	$13,516,546	$13,457,668

- MORE -

BXS Announces First Quarter Results

April 20, 2016

BancorpSouth, Inc.

Consolidated Condensed Statements of Income

(Dollars in thousands, except per share data)

(Unaudited)

	Quarter Ended					YTD
	Mar-16	Dec-15	Sep-15	Jun-15	Mar-15	Mar-16	Mar-15
INTEREST REVENUE:
Loans and leases	$107,805	$107,164	$107,086	$103,428	$102,135	$107,805	$102,135
Deposits with other banks	263	40	36	126	236	263	236
Available-for-sale securities:
Taxable	5,888	6,550	6,490	6,424	6,844	5,888	6,844
Tax-exempt	3,032	3,137	3,226	3,335	3,377	3,032	3,377
Loans held for sale	984	1,159	1,363	1,317	905	984	905

Total interest revenue	117,972	118,050	118,201	114,630	113,497	117,972	113,497

INTEREST EXPENSE:
Interest bearing demand	2,163	2,166	2,209	2,262	2,183	2,163	2,183
Savings	443	434	431	426	412	443	412
Other time	3,354	3,356	3,646	3,827	4,008	3,354	4,008
Federal funds purchased and securities sold under agreement to repurchase	140	112	104	85	82	140	82
Long-term debt	530	581	571	556	577	530	577
Junior subordinated debt	183	171	168	165	163	183	163
Other	—	—	2	—	(1)	—	(1)

Total interest expense	6,813	6,820	7,131	7,321	7,424	6,813	7,424

Net interest revenue	111,159	111,230	111,070	107,309	106,073	111,159	106,073
Provision for credit losses	1,000	—	(3,000)	(5,000)	(5,000)	1,000	(5,000)

Net interest revenue, after provision for credit losses	110,159	111,230	114,070	112,309	111,073	110,159	111,073

NONINTEREST REVENUE:
Mortgage lending	2,618	10,522	2,339	14,102	8,567	2,618	8,567
Credit card, debit card and merchant fees	8,961	9,414	9,282	9,298	8,539	8,961	8,539
Deposit service charges	11,014	11,836	12,150	11,527	11,252	11,014	11,252
Security gains, net	2	48	33	41	14	2	14
Insurance commissions	33,249	25,348	28,584	29,319	33,493	33,249	33,493
Wealth Management	5,109	5,375	5,567	5,508	6,210	5,109	6,210
Other	4,562	4,843	4,998	4,519	5,240	4,562	5,240

Total noninterest revenue	65,515	67,386	62,953	74,314	73,315	65,515	73,315

NONINTEREST EXPENSE:
Salaries and employee benefits	82,467	80,177	81,354	79,759	81,179	82,467	81,179
Occupancy, net of rental income	10,273	10,434	10,819	10,419	10,194	10,273	10,194
Equipment	3,765	3,569	3,742	4,024	3,974	3,765	3,974
Deposit insurance assessments	2,288	2,630	2,191	2,377	2,311	2,288	2,311
Regulatory settlement	10,277	—	—	—	—	10,277	—
Other	33,230	51,541	28,344	31,598	39,275	33,230	39,275

Total noninterest expenses	142,300	148,351	126,450	128,177	136,933	142,300	136,933

Income before income taxes	33,374	30,265	50,573	58,446	47,455	33,374	47,455
Income tax expense	10,825	9,096	16,230	18,733	15,189	10,825	15,189

Net income	$22,549	$21,169	$34,343	$39,713	$32,266	$22,549	$32,266

Net income per share: Basic	$0.24	$0.22	$0.36	$0.41	$0.33	$0.24	$0.33

Diluted	$0.24	$0.22	$0.36	$0.41	$0.33	$0.24	$0.33

- MORE -

BXS Announces First Quarter Results

April 20, 2016

BancorpSouth, Inc.

Selected Loan Data

(Dollars in thousands)

(Unaudited)

	Quarter Ended
	Mar-16	Dec-15	Sep-15	Jun-15	Mar-15
LOAN AND LEASE PORTFOLIO:
Commercial and industrial	$1,716,477	$1,747,774	$1,710,497	$1,730,142	$1,676,366
Real estate
Consumer mortgages	2,480,828	2,472,202	2,447,132	2,374,122	2,301,112
Home equity	605,228	589,752	573,566	558,460	538,042
Agricultural	239,422	259,360	252,381	239,884	236,898
Commercial and industrial-owner occupied	1,654,577	1,617,429	1,605,811	1,596,244	1,518,153
Construction, acquisition and development	966,362	945,045	900,875	860,407	892,730
Commercial real estate	2,233,742	2,188,048	2,141,398	2,081,394	1,993,473
Credit cards	106,714	112,165	109,576	110,552	106,287
All other	441,347	441,003	478,340	456,366	463,909

Total loans	$10,444,697	$10,372,778	$10,219,576	$10,007,571	$9,726,970

ALLOWANCE FOR CREDIT LOSSES:
Balance, beginning of period	$126,458	$133,009	$138,312	$136,660	$142,443

Loans and leases charged-off:
Commercial and industrial	(140)	(6,193)	(2,010)	(1,436)	(383)
Real estate
Consumer mortgages	(710)	(1,146)	(1,382)	(575)	(892)
Home equity	(550)	(147)	(314)	(245)	(498)
Agricultural	(11)	(16)	(9)	—	(8)
Commercial and industrial-owner occupied	(154)	(357)	(645)	(404)	(394)
Construction, acquisition and development	(226)	(221)	(203)	(272)	(343)
Commercial real estate	(245)	(122)	(1,477)	(1,117)	(1,007)
Credit cards	(720)	(723)	(706)	(527)	(676)
All other	(487)	(623)	(628)	(441)	(579)

Total loans charged-off	(3,243)	(9,548)	(7,374)	(5,017)	(4,780)

Recoveries:
Commercial and industrial	212	354	897	282	502
Real estate
Consumer mortgages	455	596	461	1,024	612
Home equity	80	123	90	185	241
Agricultural	36	20	59	36	269
Commercial and industrial-owner occupied	125	307	1,831	146	550
Construction, acquisition and development	272	1,061	1,084	8,978	604
Commercial real estate	683	149	187	600	720
Credit cards	181	152	170	183	153
All other	247	235	292	235	346

Total recoveries	2,291	2,997	5,071	11,669	3,997

Net (charge-offs) recoveries	(952)	(6,551)	(2,303)	6,652	(783)
Provision charged to operating expense	1,000	—	(3,000)	(5,000)	(5,000)

Balance, end of period	$126,506	$126,458	$133,009	$138,312	$136,660

Average loans for period	$10,372,925	$10,321,299	$10,110,995	$9,868,318	$9,670,987

Ratio:
Net (charge-offs) recoveries to average loans (annualized)	0.04%	0.25%	0.09%	(0.27%)	0.03%

- MORE -

BXS Announces First Quarter Results

April 20, 2016

BancorpSouth, Inc.

Selected Loan Data

(Dollars in thousands)

(Unaudited)

	Quarter Ended
	Mar-16	Dec-15	Sep-15	Jun-15	Mar-15
NON-PERFORMING ASSETS
NON-PERFORMING LOANS AND LEASES:
Nonaccrual Loans and Leases
Commercial and industrial	$10,248	$8,493	$15,697	$9,740	$3,923
Real estate
Consumer mortgages	22,968	21,637	21,959	21,636	21,435
Home equity	3,564	4,021	3,664	3,550	2,269
Agricultural	932	921	484	259	259
Commercial and industrial-owner occupied	16,633	16,512	12,690	14,007	9,687
Construction, acquisition and development	7,720	9,130	4,240	5,411	5,111
Commercial real estate	19,417	21,741	10,730	12,397	11,107
Credit cards	188	188	215	157	118
All other	256	385	558	609	509

Total nonaccrual loans and leases	$81,926	$83,028	$70,237	$67,766	$54,418

Loans and Leases 90+ Days Past Due, Still Accruing:	4,567	2,013	1,436	1,568	1,615
Restructured Loans and Leases, Still Accruing	7,753	9,876	18,578	10,109	5,433

Total non-performing loans and leases	94,246	94,917	90,251	79,443	61,466

OTHER REAL ESTATE OWNED:	12,685	14,759	23,696	24,299	27,889

Total Non-performing Assets	$106,931	$109,676	$113,947	$103,742	$89,355

Additions to Nonaccrual Loans and Leases During the Quarter	$15,933	$34,050	$22,271	$35,315	$23,607

Loans and Leases 30-89 Days Past Due, Still Accruing:
Commercial and industrial	$3,758	$2,409	$4,985	$3,081	$3,270
Real estate
Consumer mortgages	11,985	15,128	10,789	10,622	9,955
Home equity	2,414	2,456	1,455	2,527	2,594
Agricultural	240	303	393	116	161
Commercial and industrial-owner occupied	669	1,018	3,888	2,643	3,026
Construction, acquisition and development	1,489	1,070	1,218	1,120	5,471
Commercial real estate	1,831	830	798	1,651	3,032
Credit cards	569	677	788	529	581
All other	606	744	1,334	1,481	1,014

Total Loans and Leases 30-89 days past due, still accruing	$23,561	$24,635	$25,648	$23,770	$29,104

Credit Quality Ratios:
Provision for credit losses to average loans and leases (annualized)	0.04%	0.00%	(0.12%)	(0.20%)	(0.21%)
Allowance for credit losses to net loans and leases	1.21%	1.22%	1.30%	1.38%	1.40%
Allowance for credit losses to non-performing loans and leases	134.23%	133.23%	147.38%	174.10%	222.33%
Allowance for credit losses to non-performing assets	118.31%	115.30%	116.73%	133.32%	152.94%
Non-performing loans and leases to net loans and leases	0.90%	0.92%	0.88%	0.79%	0.63%
Non-performing assets to net loans and leases	1.02%	1.06%	1.11%	1.04%	0.92%

- MORE -

BXS Announces First Quarter Results

April 20, 2016

BancorpSouth, Inc.

Selected Loan Data

(Dollars in thousands)

(Unaudited)

	March 31, 2016
		Special
	Pass	Mention	Substandard	Doubtful	Loss	Impaired	Total
LOAN PORTFOLIO BY INTERNALLY ASSIGNED GRADE:
Commercial and industrial	$1,672,249	$—	$35,633	$394	$—	$8,201	$1,716,477
Real estate
Consumer mortgages	2,407,869	—	69,215	11	—	3,733	2,480,828
Home equity	593,500	—	9,938	—	—	1,790	605,228
Agricultural	229,935	—	8,632	—	—	855	239,422
Commercial and industrial-owner occupied	1,595,424	—	47,293	—	—	11,860	1,654,577
Construction, acquisition and development	944,533	—	15,908	—	—	5,921	966,362
Commercial real estate	2,166,616	—	49,440	400	—	17,286	2,233,742
Credit cards	106,714	—	—	—	—	—	106,714
All other	436,409	—	4,838	100	—	—	441,347

Total loans	$10,153,249	$—	$240,897	$905	$—	$49,646	$10,444,697

	December 31, 2015
		Special
	Pass	Mention	Substandard	Doubtful	Loss	Impaired	Total
LOAN PORTFOLIO BY INTERNALLY ASSIGNED GRADE:
Commercial and industrial	$1,721,118	$—	$19,529	$—	$—	$7,127	$1,747,774
Real estate
Consumer mortgages	2,399,081	—	68,768	363	—	3,990	2,472,202
Home equity	577,539	—	10,418	—	—	1,795	589,752
Agricultural	250,579	—	7,909	—	—	872	259,360
Commercial and industrial-owner occupied	1,554,984	—	50,304	—	—	12,141	1,617,429
Construction, acquisition and development	920,372	—	17,090	—	—	7,583	945,045
Commercial real estate	2,124,448	—	45,658	161	—	17,781	2,188,048
Credit cards	112,165	—	—	—	—	—	112,165
All other	433,333	—	7,465	102	—	103	441,003

Total loans	$10,093,619	$—	$227,141	$626	$—	$51,392	$10,372,778

- MORE -

BXS Announces First Quarter Results

April 20, 2016

BancorpSouth, Inc.

Geographical Information

(Dollars in thousands)

(Unaudited)

	March 31, 2016
	Alabama
	and Florida
	Panhandle	Arkansas	Louisiana	Mississippi	Missouri	Tennessee	Texas	Other	Total
LOAN AND LEASE PORTFOLIO:
Commercial and industrial	$150,326	$188,911	$197,183	$702,459	$87,479	$120,117	$224,543	$45,459	$1,716,477
Real estate
Consumer mortgages	298,267	327,457	221,327	805,657	76,343	277,477	454,925	19,375	2,480,828
Home equity	91,297	41,653	65,239	223,097	23,336	144,591	14,238	1,777	605,228
Agricultural	7,714	82,747	26,854	67,290	3,196	12,274	39,347	—	239,422
Commercial and industrial-owner occupied	200,951	179,923	197,650	677,771	56,581	134,104	207,597	—	1,654,577
Construction, acquisition and development	114,795	104,591	66,009	308,487	23,923	140,730	207,826	1	966,362
Commercial real estate	339,339	362,449	244,741	599,878	198,505	179,555	309,275	—	2,233,742
Credit cards	—	—	—	—	—	—	—	106,714	106,714
All other	66,946	49,535	30,177	177,429	3,066	37,723	54,958	21,513	441,347

Total loans	$1,269,635	$1,337,266	$1,049,180	$3,562,068	$472,429	$1,046,571	$1,512,709	$194,839	$10,444,697

NON-PERFORMING LOANS AND LEASES:
Commercial and industrial	$130	$668	$731	$5,780	$—	$175	$1,950	$1,740	$11,174
Real estate
Consumer mortgages	899	2,797	1,867	9,063	758	635	1,815	8,602	26,436
Home equity	798	1,286	490	452	—	555	—	3	3,584
Agricultural	—	—	—	959	—	—	—	—	959
Commercial and industrial-owner occupied	1,640	2,296	2,293	11,878	1,889	35	1,259	—	21,290
Construction, acquisition and development	812	630	—	6,285	1,241	8	14	1	8,991
Commercial real estate	1,285	1,146	2,885	11,908	—	2,196	166	—	19,586
Credit cards	—	—	—	—	—	—	—	1,212	1,212
All other	100	696	24	176	—	18	—	—	1,014

Total loans	$5,664	$9,519	$8,290	$46,501	$3,888	$3,622	$5,204	$11,558	$94,246

NON-PERFORMING LOANS AND LEASES
AS A PERCENTAGE OF OUTSTANDING:
Commercial and industrial	0.09%	0.35%	0.37%	0.82%	0.00%	0.15%	0.87%	3.83%	0.65%
Real estate
Consumer mortgages	0.30%	0.85%	0.84%	1.12%	0.99%	0.23%	0.40%	44.40%	1.07%
Home equity	0.87%	3.09%	0.75%	0.20%	0.00%	0.38%	0.00%	0.17%	0.59%
Agricultural	0.00%	0.00%	0.00%	1.43%	0.00%	0.00%	0.00%	N/A	0.40%
Commercial and industrial-owner occupied	0.82%	1.28%	1.16%	1.75%	3.34%	0.03%	0.61%	N/A	1.29%
Construction, acquisition and development	0.71%	0.60%	0.00%	2.04%	5.19%	0.01%	0.01%	100.00%	0.93%
Commercial real estate	0.38%	0.32%	1.18%	1.99%	0.00%	1.22%	0.05%	N/A	0.88%
Credit cards	N/A	N/A	N/A	N/A	N/A	N/A	N/A	1.14%	1.14%
All other	0.15%	1.41%	0.08%	0.10%	0.00%	0.05%	0.00%	0.00%	0.23%

Total loans	0.45%	0.71%	0.79%	1.31%	0.82%	0.35%	0.34%	5.93%	0.90%

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BXS Announces First Quarter Results

April 20, 2016

BancorpSouth, Inc.

Noninterest Revenue and Expense

(Dollars in thousands)

(Unaudited)

	Quarter Ended					YTD
	Mar-16	Dec-15	Sep-15	Jun-15	Mar-15	Mar-16	Mar-15
NONINTEREST REVENUE:
Mortgage lending	$2,618	$10,522	$2,339	$14,102	$8,567	$2,618	$8,567
Credit card, debit card and merchant fees	8,961	9,414	9,282	9,298	8,539	8,961	8,539
Deposit service charges	11,014	11,836	12,150	11,527	11,252	11,014	11,252
Securities gains, net	2	48	33	41	14	2	14
Insurance commissions	33,249	25,348	28,584	29,319	33,493	33,249	33,493
Trust income	3,430	3,469	3,653	3,543	4,036	3,430	4,036
Annuity fees	477	449	539	470	558	477	558
Brokerage commissions and fees	1,202	1,457	1,375	1,495	1,616	1,202	1,616
Bank-owned life insurance	1,893	1,881	1,842	1,835	1,899	1,893	1,899
Other miscellaneous income	2,669	2,962	3,156	2,684	3,341	2,669	3,341

Total noninterest revenue	$65,515	$67,386	$62,953	$74,314	$73,315	$65,515	$73,315

NONINTEREST EXPENSE:
Salaries and employee benefits	$82,467	$80,177	$81,354	$79,759	$81,179	$82,467	$81,179
Occupancy, net of rental income	10,273	10,434	10,819	10,419	10,194	10,273	10,194
Equipment	3,765	3,569	3,742	4,024	3,974	3,765	3,974
Deposit insurance assessments	2,288	2,630	2,191	2,377	2,311	2,288	2,311
Regulatory settlement	10,277	—	—	—	—	10,277	—
Advertising	633	1,009	812	1,686	781	633	781
Foreclosed property expense	1,181	3,014	808	1,625	1,971	1,181	1,971
Telecommunications	1,295	1,322	1,267	1,323	1,314	1,295	1,314
Public relations	661	702	588	794	685	661	685
Data processing	6,391	6,092	6,156	5,898	6,002	6,391	6,002
Computer software	2,660	2,609	2,595	2,690	2,606	2,660	2,606
Amortization of intangibles	880	922	948	1,061	1,032	880	1,032
Legal	4,535	19,434	1,233	1,998	7,681	4,535	7,681
Merger expense	1	13	8	4	—	1	—
Postage and shipping	1,117	1,139	1,030	1,194	1,172	1,117	1,172
Other miscellaneous expense	13,876	15,285	12,899	13,325	16,031	13,876	16,031

Total noninterest expense	$142,300	$148,351	$126,450	$128,177	$136,933	$142,300	$136,933

INSURANCE COMMISSIONS:
Property and casualty commissions	$19,877	$18,814	$21,155	$21,145	$20,673	$19,877	$20,673
Life and health commissions	5,615	5,823	5,775	6,202	5,412	5,615	5,412
Risk management income	623	672	709	637	666	623	666
Other	7,134	39	945	1,335	6,742	7,134	6,742

Total insurance commissions	$33,249	$25,348	$28,584	$29,319	$33,493	$33,249	$33,493

- MORE -

BXS Announces First Quarter Results

April 20, 2016

BancorpSouth, Inc.

Selected Additional Information

(Dollars in thousands)

(Unaudited)

	Quarter Ended
	Mar-16	Dec-15	Sep-15	Jun-15	Mar-15
MORTGAGE SERVICING RIGHTS:
Fair value, beginning of period	$57,268	$52,973	$55,924	$49,190	$51,296
Additions to mortgage servicing rights:
Originations of servicing assets	2,612	3,065	4,231	4,344	2,499
Changes in fair value:
Due to payoffs/paydowns	(1,380)	(1,633)	(1,872)	(1,930)	(1,564)
Due to change in valuation inputs or assumptions used in the valuation model	(7,954)	2,865	(5,308)	4,321	(3,039)
Other changes in fair value	(2)	(2)	(2)	(1)	(2)

Fair value, end of period	$50,544	$57,268	$52,973	$55,924	$49,190

Production revenue:
Origination	$7,208	$4,909	$5,154	$7,395	$8,914
Servicing	4,744	4,381	4,365	4,316	4,256
Payoffs/Paydowns	(1,380)	(1,633)	(1,872)	(1,930)	(1,564)

Total production revenue	10,572	7,657	7,647	9,781	11,606
Market value adjustment	(7,954)	2,865	(5,308)	4,321	(3,039)

Total mortgage lending revenue	$2,618	$10,522	$2,339	$14,102	$8,567

Mortgage loans serviced	$6,096,220	$6,011,236	$5,942,736	$5,802,407	$5,705,638
MSR/mtg loans serviced	0.83%	0.95%	0.89%	0.96%	0.86%

AVAILABLE-FOR-SALE SECURITIES, at fair value
U.S. Government agencies	$1,196,167	$1,244,640	$1,255,717	$1,336,846	$1,286,981
Government agency issued residential mortgage-back securities	189,741	140,540	206,878	217,191	200,381
Government agency issued commercial mortgage-back securities	207,908	260,693	229,922	224,450	227,409
Obligations of states and political subdivisions	408,537	417,499	451,600	458,322	471,539
Other	14,020	18,957	17,008	14,344	8,063

Total available-for-sale securities	$2,016,373	$2,082,329	$2,161,125	$2,251,153	$2,194,373

- MORE -

BXS Announces First Quarter Results

April 20, 2016

BancorpSouth, Inc.

Reconciliation of Non-GAAP Measures and Other Ratio Definitions

(Dollars in thousands, except per share amounts)

(Unaudited)

Management evaluates the Company’s capital position and operating performance by utilizing certain financial measures not calculated in accordance with U.S. Generally Accepted Accounting Principles (GAAP), including net operating income, net operating income-excluding MSR, tangible shareholders’ equity to tangible assets, return on tangible equity, operating return on tangible equity-excluding MSR, operating return on average assets-excluding MSR, operating return on average shareholders’ equity-excluding MSR, tangible book value per share, operating earnings per share, and operating earnings per share-excluding MSR. The Company has included these non-GAAP financial measures in this news release for the applicable periods presented. Management believes that the presentation of these non-GAAP financial measures (i) provides important supplemental information that contributes to a proper understanding of the Company’s operating performance, (ii) enables a more complete understanding of factors and trends affecting the Company’s business and (iii) allows investors to evaluate the Company’s performance in a manner similar to Management, the financial services industry, bank stock analysts and bank regulators. Reconciliations of these non-GAAP financial measures to the most directly comparable GAAP financial measures are presented in the tables below. These non-GAAP financial measures should not be considered as substitutes for GAAP financial measures, and the Company strongly encourages investors to review the GAAP financial measures included in this news release and not to place undue reliance upon any single financial measure. In addition, because non-GAAP financial measures are not standardized, it may not be possible to compare the non-GAAP financial measures presented in this news release with other companies’ non-GAAP financial measures having the same or similar names.

Reconciliation of Net Operating Income and Net Operating Income-Excluding MSR to Net Income:

	Quarter ended
	3/31/2016	12/31/2015	9/30/2015	6/30/2015	3/31/2015
Net income	$22,549	$21,169	$34,343	$39,713	$32,266
Plus: Merger expense, net of tax	1	8	5	3	—
Legal charge, net of tax	—	10,246	—	—	—
Regulatory related charges, net of tax	9,412	—	—	—	—
Less: Security gains, net of tax	2	30	20	26	10

Net operating income	$31,960	$31,393	$34,328	$39,690	$32,256

Less: MSR market value adjustment, net of tax	(4,931)	1,776	(3,291)	2,679	(1,884)

Net operating income-excluding MSR	$36,891	$29,617	$37,619	$37,011	$34,140

- MORE -

BXS Announces First Quarter Results

April 20, 2016

BancorpSouth, Inc.

Reconciliation of Non-GAAP Measures and Other Ratio Definitions

(Dollars in thousands, except per share amounts)

(Unaudited)

Reconciliation of Tangible Assets and Tangible Shareholders’ Equity to

Total Assets and Total Shareholders’ Equity:

	Quarter ended
	3/31/2016	12/31/2015	9/30/2015	6/30/2015	3/31/2015
Tangible assets
Total assets	$13,926,398	$13,798,662	$13,787,424	$13,634,931	$13,630,322
Less: Goodwill	291,498	291,498	291,498	291,498	291,498
Other identifiable intangible assets	19,664	20,545	21,466	22,415	23,476

Total tangible assets	$13,615,236	$13,486,619	$13,474,460	$13,321,018	$13,315,348

Tangible shareholders’ equity
Total shareholders’ equity	$1,679,793	$1,655,444	$1,644,820	$1,680,196	$1,645,208
Less: Goodwill	291,498	291,498	291,498	291,498	291,498
Other identifiable intangible assets	19,664	20,545	21,466	22,415	23,476

Total tangible shareholders’ equity	$1,368,631	$1,343,401	$1,331,856	$1,366,283	$1,330,234

Total average assets	$13,851,661	$13,724,595	$13,632,581	$13,516,546	$13,457,668
Total common shares outstanding	94,438,626	94,162,728	93,969,994	96,755,530	96,544,502
Average shares outstanding-diluted	94,593,540	94,384,443	96,467,728	96,957,441	96,653,401

Tangible shareholders’ equity to tangible assets (1)	10.05%	9.96%	9.88%	10.26%	9.99%
Return on tangible equity (2)	6.63%	6.25%	10.23%	11.66%	9.84%
Operating return on tangible equity-excluding MSR (3)	10.84%	8.75%	11.21%	10.87%	10.41%
Operating return on average assets-excluding MSR (4)	1.07%	0.86%	1.09%	1.10%	1.03%
Operating return on average shareholders’ equity-excluding MSR (5)	8.89%	7.12%	8.88%	8.94%	8.52%
Tangible book value per share (6)	$14.49	$14.27	$14.17	$14.12	$13.78
Operating earnings per share (7)	$0.34	$0.33	$0.36	$0.41	$0.33
Operating earnings per share-excluding MSR (8)	$0.39	$0.31	$0.39	$0.39	$0.36

(1)	Tangible shareholders’ equity to tangible assets is defined by the Company as total shareholders’ equity less goodwill and other identifiable intangible assets, divided by the difference of total assets less goodwill and other identifiable intangible assets.
(2)	Return on tangible equity is defined by the Company as annualized net income divided by tangible shareholders’ equity.
(3)	Operating return on tangible equity-excluding MSR is defined by the Company as annualized net operating income-excluding MSR divided by tangible shareholders’ equity.
(4)	Operating return on average assets-excluding MSR is defined by the Company as annualized net operating income-excluding MSR divided by total average assets.
(5)	Operating return on average shareholders’ equity-excluding MSR is defined by the Company as annualized net operating income-excluding MSR divided by average shareholders’ equity.
(6)	Tangible book value per share is defined by the Company as tangible shareholders’ equity divided by total common shares outstanding.
(7)	Operating earnings per share is defined by the Company as net operating income divided by average shares outstanding-diluted.
(8)	Operating earnings per share-excluding MSR is defined by the Company as net operating income-excluding MSR divided by average shares outstanding-diluted.

Efficiency Ratio (tax equivalent) and Operating Efficiency Ratio-excluding MSR (tax equivalent) Definitions

The efficiency ratio (tax equivalent) and the operating efficiency ratio-excluding MSR (tax equivalent) are supplemental financial measures utilized in management’s internal evaluation of the Company’s use of resources and are not defined under GAAP. The efficiency ratio (tax equivalent) is calculated by dividing total noninterest expense by total revenue, which includes net interest income plus noninterest income plus the tax equivalent adjustment. The operating efficiency ratio-excluding MSR (tax equivalent) excludes expense items otherwise disclosed as non-operating from total noninterest expense. In addition, the MSR valuation adjustment as well as securities gains and losses are excluded from total revenue.

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